Exhbit 99.1

                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                         EBANK FINANCIAL SERVICES, INC.,
                             a Georgia corporation,

                                       AND

                         PEACHTREE CAPITAL CORPORATION,
                             a Georgia corporation,

                                       AND

                    CAROLINE O. HARLESS & STEVEN R. HARLESS



                     DATED Effective as of December 31, 2002






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                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----

ARTICLE 1   THE PURCHASE............................................  1

    Section 1.1.  Purchase Transaction..............................  1
    Section 1.2.  Effective Time and Closing of the Purchase........  1
    Section 1.3.  Terms and Conditions; Conversion of Shares........  2

ARTICLE 2   PURCHASE PRICE; EXCHANGE OF SHARES......................  2

    Section 2.1.  Purchase Price; Payment for Shares................  2

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
            EBANK...................................................  2

    Section 3.1.  Authorization; Organization.......................  2
    Section 3.2.  Capitalization; Structure.........................  4
    Section 3.3.  Undisclosed Liabilities...........................  4
    Section 3.4.  Real Property.....................................  4
    Section 3.5.  Litigation........................................  5
    Section 3.6.  Insurance.........................................  5
    Section 3.7.  Brokers, Finders, Etc.............................  5
    Section 3.8.  Taxes.............................................  5
    Section 3.9.  Pension and Employee Benefit Plans................  6
    Section 3.10. Agreements Affecting Competition..................  8
    Section 3.11. Transactions with Related Parties.................  8
    Section 3.12. Disclosure........................................  9
    Section 3.13. Limitations to Representations and Warranties.....  9

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........ 10

    Section 4.1.  Power and Authorization........................... 10
    Section 4.2.  Validity of Contemplated Transactions, Etc........ 10
    Section 4.3.  Broker's or Finder's Fee.......................... 10
    Section 4.4.  Title............................................. 10
    Section 4.5.  Taxes............................................. 10

ARTICLE 5   COVENANTS AND AGREEMENTS OF THE PARTIES................. 11

    Section 5.1.  Employee Benefit Plans............................ 11
    Section 5.2.  Dividend on Preferred Stock....................... 11
    Section 5.3.  Company Retains $15,000........................... 11
    Section 5.4.  Earnings and Cash................................. 12
    Section 5.5.  Bank Employees During Transition Period........... 12
    Section 5.6.  2002 Audit........................................ 12
    Section 5.7.  Mrs. Harless' Directorship........................ 12

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    Section 5.8.  Resignation of Company Officers and Directors..... 12
    Section 5.9.  Termination of Agreements......................... 12
    Section 5.10. Company Dividend.................................. 12
    Section 5.11. Regulatory Matters................................ 13
    Section 5.12. Insurance......................................... 13

ARTICLE 6   CLOSING................................................. 13

    Section 6.1.  Time and Place of Closing......................... 13
    Section 6.2.  Deliveries by Ebank............................... 13
    Section 6.3.  Deliveries by the Purchasers...................... 14
    Section 6.4.  Post Closing Deliveries and Power of Attorney..... 14

ARTICLE 7   SURVIVAL; INDEMNIFICATION............................... 14

    Section 7.1.  Survival.......................................... 14
    Section 7.2.  Indemnification................................... 15
    Section 7.3.  Procedure for Third-Party Claims.................. 16
    Section 7.4.  Records........................................... 17

ARTICLE 8   RESTRICTIVE COVENANTS................................... 17

    Section 8.1.  Restrictive Covenants............................. 17

ARTICLE 9   OTHER AGREEMENTS........................................ 18

    Section 9.1.  Effective Date.................................... 18
    Section 9.2.  Arbitration....................................... 18
    Section 9.3.  Non-Disparagement................................. 18
    Section 9.4.  Rescission of Acquisition Transaction Upon Failure
                  to Obtain Regulatory Approvals.................... 19

ARTICLE 10  MISCELLANEOUS........................................... 19

    Section 10.1. Integration; Severability......................... 19
    Section 10.2. Expenses.......................................... 19
    Section 10.3. Notices........................................... 19
    Section 10.4. Public Announcements.............................. 21
    Section 10.5. Remedies.......................................... 21
    Section 10.6. Opportunity to Obtain Assistance of Counsel....... 21
    Section 10.7. Governing Law and Jurisdiction.................... 21
    Section 10.8. Assignment; Amendments; Binding Agreement......... 22
    Section 10.9. Counterparts; Facsimiles.......................... 22




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                            Stock Purchase Agreement
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is dated as of December 31, 2002, by and among Ebank Financial Services, Inc. (formerly Ebank.com, Inc.), a Georgia corporation ("Ebank"), Peachtree Capital Corporation, a Georgia corporation (the "Company"), and Caroline O. Harless and Steven R. Harless, individual residents of the State of Georgia (the "Purchasers" or each a "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, effective December 31, 2001 (the "Original Acquisition Date"), Ebank purchased all of the outstanding stock of the Company from the Purchasers (the "Original Acquisition"); and

     WHEREAS, since the Original Acquisition Date, the Purchasers have continued to operate the Company as an independent subsidiary, under the supervision of Ebank; and

     WHEREAS, subject to the terms and conditions of this Agreement, the Purchasers, the Company, and Ebank desire and deem it in their respective best interests that Purchasers repurchase all of the outstanding stock of the Company from Ebank (the "Purchase"); and

     WHEREAS, Ebank owns all of the outstanding capital stock of the Company and desires to sell all of its shares of the Company to the Purchasers; and

     WHEREAS, the Board of Directors of Ebank has approved of the Purchase and other transactions contemplated hereby; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE 1
                                  THE PURCHASE
                                  ------------

     Section 1.1. Purchase Transaction. Subject to the terms and conditions
                  --------------------
hereof, the parties hereto agree that the Purchasers shall purchase all of the Company's stock from Ebank. In the period following the purchase, the Company shall also be known for the purposes of this Agreement as the "Surviving Corporation." Subject to the terms and conditions hereof, the parties hereto shall take all actions necessary in accordance with applicable law and their respective Articles of Incorporation and Bylaws to cause the Purchase to be consummated.


     Section 1.2. Effective Time and Closing of the Purchase. The consummation
                  ------------------------------------------
of the transactions contemplated by this Agreement (the "Closing") shall become effective on the



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date (the "Closing Date") and time (the "Effective Time") as provided for in Article 6 and at the time set forth in Section 9.1 of this Agreement.


     Section 1.3. Terms and Conditions; Conversion of Shares. The effect of the
                  ------------------------------------------
Purchase on the Articles of Incorporation, Bylaws, directors and officers of the Surviving Corporation, and the manner and basis of acquiring the shares of capital stock of the Company from Ebank for cash and Series B-1 Preferred Stock and Series B-2 Preferred Stock of Ebank (both as defined below), shall be as set forth in this Agreement.

                                    ARTICLE 2
                       PURCHASE PRICE; EXCHANGE OF SHARES
                       ----------------------------------

     Section 2.1. Purchase Price; Payment for Shares. In exchange for all the
                  ----------------------------------
outstanding capital stock of the Company, $1.00 par value per share (the "Company Common Stock"), the Purchasers shall (i) deliver 76,792 previously issued shares of Ebank's Series B-1 Preferred stock, no par value (the "Series B-1 Preferred Stock") and 76,792 previously issued shares of Ebank's Series B-2 Preferred stock, no par value (the "Series B-2 Preferred Stock") (the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, and any shares acquired by conversion thereof, are collectively referred to as the "Purchase Shares") to Ebank at Closing, and (ii) pay $557,750 in cash to Ebank at Closing ($578,000 less the dividend of $20,250 to be paid pursuant to Section 5.2). Subject to the provisions of this Article 2, at the Effective Time, by virtue of the Purchase and without any action on the part of the holders thereof all shares of Company Common Stock held in the treasury, if any, immediately prior to the Effective Time shall be canceled and extinguished and no stock or cash shall be delivered or deliverable in exchange therefor.


                                   ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF COMPANY AND EBANK
               ---------------------------------------------------

     The Company and Ebank hereby represent and warrant to the Purchasers as follows:

     Section 3.1. Authorization; Organization.
                  ---------------------------

     (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition, financial or otherwise (a "Material Adverse Effect").


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

     (b) The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Purchase and the other transactions provided for herein (collectively, the "Contemplated Transactions") and in all other documents and agreements executed in connection herewith and therewith (collectively, the "Purchase Documents"). The Board of Directors of the Company and the Board of Directors of Ebank, other than Caroline O. Harless who abstained from voting, have unanimously approved the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions.

     (c) This Agreement has been duly and voluntarily executed and delivered by the Company and Ebank and constitutes the legal, valid and binding obligations of each of them, enforceable in accordance with its terms.

     (d) The execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions will not conflict with or result in a violation, breach, default, right to accelerate or increase in obligations under the Company's or Ebank's Articles or Bylaws, any law or statute or any order, judgment or decree by which the Company or Ebank is bound by name or any license, lease or other agreement to which the Company or Ebank is a party or by which its assets and business may be affected.

     (e) To the knowledge of Ebank, the Company's Articles, Bylaws and stock book and, in all material respects, its minute books are complete and correct and contain all amendments thereto to date, a record of all corporate proceedings of the Company, and a record of all stock issuances and transfers of the Company.

     (f) To the knowledge of Ebank, the Company does not have any subsidiaries.

     (g) To the knowledge of Ebank, the Company is not a party to any joint venture or other similar agreement or arrangement that involves any sharing of profits of the Company or its assets or is similar to or competitive with the business.

     (h) Ebank is the sole record and beneficial owner of 1,000 shares of Company Common Stock, and such Company Common Stock is free and clear of all mortgages, liens, pledges, security interests, charges, proxies, claims, restrictions, options and encumbrances of any nature whatsoever (collectively, "Liens"). Ebank has the full legal right, power and authority to vote the shares of Common Stock held by it. Ebank has not transferred or assigned any right, power or authority with respect to any shares of Company Common Stock to any other person or entity.

     Section 3.2. Capitalization; Structure.
                  -------------------------

     (a) The authorized capital stock of the Company consists of 100,000 authorized shares of Company Common Stock, of which, to the knowledge of Ebank, 1,000 shares are issued and outstanding. To the knowledge of Ebank, all of the outstanding shares of Company Common Stock have been duly and validly authorized and issued, and are all fully paid and nonassessable. To the knowledge of Ebank, no shares of the Company's capital stock have been issued in violation of any preemptive rights, any rights of first refusal or any similar restrictions, other than those contained in the Original Acquisition Agreement (as defined below). To the knowledge of Ebank, there are no: (i) outstanding options (including phantom options), warrants or other rights (including preemptive rights) of any kind relating to the sale, issuance or voting of any shares of capital stock of the Company; (ii) securities convertible into, exchangeable for or evidencing the right to purchase any such shares; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, transfer or voting of such shares, any such convertible or exchangeable securities or any such options, warrants or rights.

     (b) All transactions whereby the Company repurchased, redeemed, canceled or reacquired shares of its capital stock and the solicitation of consents in connection with this Agreement have been effected in compliance with all applicable corporate and securities laws, and documentation prepared by or on behalf of the Company or Ebank in connection therewith did not include any untrue statement of any material fact or omit to state any material fact necessary to make the statements made therein correct and complete.

     Section 3.3. Undisclosed Liabilities. Other than as shown on Schedule 3.3
                  -----------------------                         ------------
and to the knowledge of Ebank, the Company does not have any material liabilities or obligations of any nature, known or which reasonably should be known (whether accrued, absolute, contingent or otherwise) ("Liabilities") that would, individually or in the aggregate have a Material Adverse Effect on the Company.

     Section 3.4. Real Property.
                  -------------

     (a) Property. To the knowledge of Ebank, the Company does not own any real
         --------
property and, as of the Closing, it has only an agreement and sublease for Company's sole office location (the leased space and improvements thereon constituting the "Facilities"). The Surviving Corporation may continue to use the facilities after the completion of the Purchase.

     (b) Compliance. To the knowledge of Ebank, the present use of the
         ----------
Facilities is in compliance with all applicable zoning ordinances, building codes, fire codes, or health department ordinances pertaining thereto; the Facilities are in compliance with all federal, state and local laws and ordinances relating to clean air, water, waste disposal, toxic substances and other environmental regulations; the Facilities are in compliance with all laws and ordinances relating to occupational health and safety; and Ebank has not received any notices of any purported violations of any of the foregoing.


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     Section 3.5. Litigation. To the knowledge of Ebank, there are no suits,
                  ----------
claims, investigations or proceedings pending or threatened against the Company, its officers or directors in their capacities as officers or directors, Ebank or any other person or entity for whom Ebank or the Company may be vicariously liable at law or in equity. Ebank is not subject to, and the Company is not operating under or subject to, any order, writ, injunction or decree of any court or governmental authority in which any of them is named.

     Section 3.6. Insurance. To the knowledge of Ebank, Schedule 3.6 lists all
                  ---------                             ------------
policies of casualty, liability, workers' compensation, life and other forms of insurance held by Ebank and by which the Company is currently insured as a subsidiary of Ebank, and includes for each policy in effect the period through which premiums have been paid. All of the policies indicated as in force in
Schedule 3.6 are in full force and effect and no notice of cancellation has been
------------
received with respect thereto and are sufficient for compliance in all material respects with all requirements of law and all agreements to which the Company is a party.

     Section 3.7. Brokers, Finders, etc. Neither Ebank nor, to Ebank's
                  ---------------------
knowledge, the Company, has employed any broker, finder, consultant or other intermediary in connection with the Contemplated Transactions who might be entitled to a fee or commission in connection with such transactions.

     Section 3.8. Taxes.
                  -----

     (a) Filing of Tax Returns. The Company has timely filed with the
         ---------------------
appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes (as hereinafter defined) required to be filed through the date hereof. All such returns and other information filed are complete and accurate in all material respects. All distributions and expenses made by the Company for salaries and other deductible expenses, as reflected on such returns, are properly categorized thereon.

     (b) Payment of Taxes. All Taxes that are due and payable by the Company
         ----------------
(whether or not shown on any return) before the date hereof have been paid. In the opinion and to the knowledge of the Company and Ebank, an adequate reserve has been established on the Company's financial statements as of November 30, 2002 for all unpaid Taxes payable by the Company with respect to all periods through the date of such financial statements, and the Company is not, in Ebank's reasonable judgment, required to reserve for any liability for Taxes in excess of the reserves so established. No portion of the reserve established on the above financial statements for Taxes reflects any contingent liability or other potential liability for Taxes that are due and payable, or that may become due and payable in the future, as a result of an audit, amended return or otherwise. Ebank shall be liable for all Taxes payable by the Company with respect to the 2002 taxable year.


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

     (c) Audit History. The Company and Ebank warrant that:
         -------------

         (i) There are no deficiencies for Taxes that have been claimed, proposed or assessed by any taxing or other governmental authority against the Company which have not been paid or otherwise finally settled and resolved;

         (ii) The Company has not waived the statute of limitations in respect of any Tax or agreed to any extension of time with respect to the assessment of any Tax; and

         (iii) The Company is not currently under audit with respect to Taxes by any governmental authority, and no such authority in a jurisdiction where the Company does not file Tax returns or pay Taxes has claimed that the Company is required to file Tax returns or otherwise is subject to taxation.

     (d) Withholding Taxes. To the knowledge of Ebank, the Company has withheld
         -----------------
and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Purchaser or other third party.

     (e) Taxes. For purposes of this Agreement, "Taxes" shall mean all federal,
         -----
state, local, foreign and other taxes, assessments, or other governmental charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, gross receipts, excise, employment, or withholding taxes, including interest, penalties and additions in connection therewith.

     Section 3.9. Pension and Employee Benefit Plans.
                  ----------------------------------

     (a) For purposes of this Agreement, the terms set forth below shall have the following meanings:

         (i) "Code": The Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder;

         (ii) "Employee Plans": All plans, programs, arrangements, practices or contracts pursuant to which the Company or Ebank provides or is obligated to provide or has since the Original Acquisition Date been obligated to provide, directly or indirectly, benefits or compensation to or on behalf of employees or former employees of the Company, whether formal or informal, whether or not written, whether or not terminated, including but not limited to the following:

               (A) Executive Arrangements -- any bonus, incentive compensation, stock option, deferred compensation, commission, severance,


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

      golden parachute or other executive compensation plan, employment contract, arrangement or practice;

               (B) ERISA plans -- any Pension Plan or Welfare Plan, as defined in Section 3 of ERISA, including but not limited to any multi-employer plan, defined benefit pension plan, profit sharing plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical hospitalization, accident, sickness, disability, severance pay or life insurance benefits; and

               (C) Other Employee Fringe Benefits -- any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay, or fringe benefit plan, program, arrangement, contract, or practice;

         (iii) "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations thereunder; and

         (iv) "ERISA Affiliate": A corporation that is or was a member of a controlled group of corporations with the Company or a trade or business that is under common control with the Company or which together with the Company is treated as a single employer, in each case within the meaning of
   Section 414 of the Code.

     (b) Schedule 3.9 lists or describes all Employee Plans maintained or
         ------------
contributed to by the Company or Ebank pursuant to which the Company or Ebank provides benefits or compensation to or on behalf of employees or former employees of the Company.

     (c) Each Employee Plan (and related trust or funding vehicle, if any) has at all times since the Original Acquisition Date been administered and maintained in accordance with its terms and the applicable law including, without limitation, the filing of Forms 5500 and all other applicable reports.

     (d) To the extent any Employee Plan is subject to approval by any governmental agency, such Employee Plan has received such approval and such approval is current.

     (e) The Company is not subject to, and no facts exist which could subject the Company to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefits payments or related claims (other than the ordinary claims by participants or beneficiaries which have been made for benefits called for under the terms of such Employee Plans), any liability for any Tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA.


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

     (f) No Employee Plan has engaged in or been a party to any "prohibited transaction" (as defined in ERISA or the Code), and the Company has not incurred, and does not reasonably expect to incur, any liability under Chapter 43 of the Code or Section 502 of ERISA with respect to any Employee Plan.

     (g) No ERISA Welfare Plan provides benefits to former employees of the Company, other than continuation coverage required by Section 4980B of the Code and Section 601 of ERISA.

     (h) There are no pending or, to the knowledge of Ebank, threatened claims, suits or other proceedings with respect to any Employee Plan other than the ordinary claims by participants or beneficiaries which have been made for benefits called for under the terms of such Employee Plans and which will be paid under such Employee Plans in the ordinary course.

     (i) There is no requirement that the Surviving Corporation or Ebank make any further contributions to any Employee Plan after the date of this Agreement, and each Employee Plan which provides benefits to or on behalf of employees or former employees of the Company may be terminated by the Surviving Corporation or Ebank in its sole discretion without liability of any kind or description whatsoever to Surviving Corporation, Ebank or any other person, entity or governmental agency.

     (j) The Company is not a party to or obligated under any agreement, plan, contract or other arrangements that will result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

     Section 3.10. Agreements Affecting Competition. To the knowledge of Ebank,
                   --------------------------------
the Company is not a party to or is bound by any agreement which presently restricts or precludes the Company or any present or future affiliate of the Company from conducting any business anywhere in the world, or upon the occurrence of any event, the giving of notice or the passage of time, by its terms would have such an effect.

     Section 3.11. Transactions with Related Parties. To the knowledge of Ebank
                   ---------------------------------
and except as (i) disclosed on Schedule 3.11 in connection with customary
                               -------------
transactions in the ordinary course of business, or (ii) with respect to any agreements entered into in connection with the Original Acquisition Agreement, no officer or director of the Company (other than the Purchasers) or any relative or affiliate thereof:

     (a) owes money to the Company;

     (b) has any claim against the Company;

     (c) has any interest in any property or assets used by the Company in its business;


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

     (d) has any benefits which are contingent on the transactions contemplated by this Agreement, other than as stated herein;

     (e) has any agreement with the Company that is not terminable by the Company without penalty or notice;

     (f) has any agreement providing severance benefits or other benefits (which are conditioned upon a change of control) after the termination of employment of such employee regardless of the reason for such termination of employment; or

     (g) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

     Section 3.12. Disclosure. No representation, warranty, or statement made by
                   ----------
the Company or the Ebank in this Agreement or in any document or certificate furnished or to be furnished to the Purchasers pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading.

     Section 3.13. Limitations to Representations and Warranties..
                   ---------------------------------------------
Notwithstanding anything above to the contrary: (a) wherever any representation or warranty of Ebank in this Article 3 is qualified by the words, "to our knowledge," "known to us," "to the knowledge of Ebank," or other similar words, the quoted words mean the current awareness by employees of Ebank, without any independent investigation; (b) Ebank expressly disclaims any knowledge relating to the Company for any time period that predates the Original Acquisition Date; and (c) the representations and warranties of Ebank in this Article 3 are limited to the time period following the Original Acquisition Date, and Ebank is not responsible for any events or actions relating to the Company that occurred before the Original Acquisition Date.


                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                ------------------------------------------------

     The Purchasers hereby represent and warrant to the Company and Ebank as follows:

     Section 4.1. Power and Authorization. The Purchasers each have the power,
                  -----------------------
authority and legal right to execute, deliver and perform this Agreement and to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by each of the Purchasers and constitutes the legal, valid, and binding obligation of each of the Purchasers, enforceable against them in accordance with its terms.




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

     Section 4.2. Validity of Contemplated Transactions, etc. The execution,
                  ------------------------------------------
delivery, and performance of this Agreement and the consummation of the Contemplated Transactions by the Purchasers does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which either Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to either Purchaser, or (c) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which either Purchaser is a party or by which it is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions by the Purchasers.

     Section 4.3. Broker's or Finder's Fees. The Purchasers have not authorized
                  -------------------------
any person to act as broker, finder, or in any other similar capacity in connection with the Contemplated Transactions.

     Section 4.4. Title. Each Purchaser owns, of record and beneficially, valid
                  -----
title to his Purchase Shares, and such shares are free and clear of all Liens, Claims (as defined below), encumbrances, options, rights of refusal or similar rights or other transfer restrictions of any nature whatsoever (other than the terms of the Purchase Shares set forth in their respective designations, and restrictions on transfers arising out of applicable federal and state securities
Laws).

     Section 4.5. Taxes. Each Purchaser has reviewed with his or her tax advisor
                  -----
the United States federal and state tax consequences of the Contemplated Transactions. Each Purchaser is relying solely on such advisors and not on any statements or representations of Ebank, the Company or the agent of either, except for the statements, representations and covenants provided in this Agreement, and understands that he or she (and not Ebank or any other party) shall be responsible for his or her own tax liability that will arise as a result of the Contemplated Transactions.


                                   ARTICLE 5
                     COVENANTS AND AGREEMENTS OF THE PARTIES
                     ---------------------------------------

     Section 5.1. Employee Benefit Plans. Notwithstanding anything in this
                  ----------------------
Agreement to the contrary, Ebank, the Company and each Purchaser do hereby agree and covenant that, (i) as of the Closing, neither Ebank nor the Company shall sponsor any Benefit Plan or Applicable Benefit Plan (defined hereinafter); (ii) immediately prior to the Closing, the participation of Company employees in each Applicable Benefit Plan shall have been terminated; and (iii) as of the Closing, neither Ebank nor the Company shall have any liability, or responsibility to act or omit to act in any regard, in relation to any Benefit Plan or Applicable Benefit Plan. It is agreed and understood that prior to Closing, the Company will


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

fund and then terminate the participation of Company employees in any Employee Benefit Plans and will pay out any amounts required by those plans. For purposes of this Section 5.4, the phrase "Benefit Plan" shall include, without limitation, (i) each pension, retirement, profit-sharing, cash or deferred, deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) each cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, (iii) each written or unwritten employee or other or similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, and (iv) each other employee benefit plan, voluntary employees' beneficiary association, fringe benefit plan, and other or similar plan, program or other arrangement, agreement or understanding, including, without limitation, each "employee benefit plan," as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. The phrases "Applicable Benefit Plan" and "Applicable Benefit Plans" shall include, without limitation, each and every Benefit Plan which, at any time up to the Closing, was sponsored by, was contributed to or required to be contributed to by, or was otherwise connected with, Ebank or the Company.

     Section 5.2. Dividend on Preferred Stock. The dividend declared by the
                  ---------------------------
Board of Directors of Ebank on the Series B-1 and Series B-2 Preferred Stock will be paid to the Purchasers at Closing in the amount of $20,250. This amount will be netted against the cash portion of the Purchase Price, as described in
Section 2.1.

     Section 5.3. Company Retains $15,000. At closing, the Company will retain
                  -----------------------
the $15,000 deposit held by Fiserv. This deposit is represented as "restricted cash" cash on the Company's balance sheet.

     Section 5.4. Earnings and Cash. All amounts actually received by the
                  -----------------
Company on or after the Closing Date for products or services shall be deemed to be earnings of the Company as owned by the Purchasers and all such amounts shall be retained by the Surviving Corporation and shall be accounted for on the books and records of the Company as earnings of the Surviving Corporation. This treatment of amounts actually received by the Company on or after the Closing Date shall be applied whether or not the actual sale of products or the provision of services occurred on or prior to the Closing Date. The Purchasers will ensure that all amounts received by the Company prior to Closing Date will be promptly deposited in the Company's account and immediately available for dividend to Ebank as described in Section 5.10 below.

     Section 5.5. Bank Employees During Transition Period. The two bank
                  ---------------------------------------
employees who are currently licensed at the Company (Sherry Pitts and Randy Layton) will remain in their positions for six months following the Closing. The Company will compensate these employees during the six-month period according to the Company's compensation structure. Notwithstanding the above, the parties acknowledge that these employees are "at will" employees, and that they will only serve in this capacity so long as they are employees of Ebank or its subsidiary bank.

     Section 5.6. 2002 Audit and Tax Return: The Purchasers and the Surviving
                  -------------------------
Corporation will cooperate with the Ebank auditors to complete the 2002 audit of the Company. The cost of the 2002 audit will be borne by the Company, not to exceed $3,000. Additionally, Ebank will file any Tax returns with respect to the Company for 2002 and will pay all Taxes owed by the Company with respect to 2002. The Purchasers and the Surviving Corporation will cooperate with Ebank to complete such Tax returns.

     Section 5.7. Mrs. Harless' Directorship: Mrs. Harless will resign from her
                  --------------------------
position as Director on the Ebank Board of Directors immediately upon the Closing.

     Section 5.8. Resignation of Company Officers and Directors. James L. Box,
                  ---------------------------------------------
Walter Drakeford, Steve Gross and Richard D. Jackson will resign from their positions as directors of the Company immediately upon the Closing.

     Section 5.9. Termination of Agreements. The Registration Rights Agreement
                  -------------------------
dated December 31, 2001 between Caroline Harless, Steven R. Harless and Ebank will be terminated upon the Closing.

     Section 5.10. Company Dividend. The parties agree that prior to Closing,
                   ----------------
the Company will distribute a dividend to Ebank, its then sole shareholder, of all of the cash the Company then holds (provided that this dividend shall not be less than $70,000), other than the $15,000 deposit referenced in Section 5.3 above.

     Section 5.11. Regulatory Matters. The parties acknowledge that both Ebank
                   ------------------
and the Company are regulated entities, and as such, are subject to regulatory examinations from their respective regulators. For this reason and subject to applicable privacy regulations, the parties agree to cooperate with one another with respect to any regulatory examinations or audits that may require the examination of the other's business.

     Section 5.12. Insurance. Ebank agrees to maintain directors and officers
                   ---------
insurance with respect to the period from the Original Acquisition Date through the Closing Date for a period of five years following the Closing Date.


                                    ARTICLE 6
                                     CLOSING
                                     -------

     Section 6.1. Time and Place of Closing. The Closing of the transactions
                  -------------------------
contemplated hereunder shall take upon execution and delivery of this Agreement and shall be effective as of the December 31, 2002. The Closing shall take place at the offices of Sutherland Asbill & Brennan, 999 Peachtree Street, Suite 2300, Atlanta, Georgia 30309 at 10:00 a.m., Atlanta Time.

     Section 6.2. Deliveries by Ebank. At the Closing, Ebank shall deliver to
                  -------------------
the Purchasers:

     (a) stock certificates evidencing all of the shares of Company Common Stock, canceled or duly endorsed in blank or with stock powers endorsed in blank;

     (b) Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia, and a true and correct copy of the Bylaws of the Company, certified as of the Closing Date by the Secretary of the Company;

     (c) good standing certificates relating to the Company from the State of Georgia and each other jurisdiction in which the Company is qualified to conduct business;

     (d) the corporate seal and all stock ledgers and minute books of the Company in existence as of the Closing, accompanied by a certificate of the secretary of the Company certifying that the stock ledgers and minutes books are, to the best of her information and belief, true, correct and complete as of the Closing Date;

     (e) the Purchase Documents duly executed by Ebank;

     (f) a Secretary's Certificate attesting to the incumbency of the officers of the Company and Ebank executing this Agreement and the other certificates and agreements delivered by the Company and Ebank at the Closing; and

     (g) the cross receipt evidencing the share and cash transfer.

     Section 6.3. Deliveries by The Purchasers. At the Closing, the Purchasers
                  ----------------------------
shall deliver to Ebank:

     (a) the Purchase Documents duly executed by the Purchasers, as applicable;

     (b) the Purchase Shares and the $557,750 cash proceeds; and

     (c) the cross receipt evidencing the share and cash transfer.

     Section 6.4. Post Closing Deliveries and Power of Attorney. The Purchasers,
                  ---------------------------------------------
Ebank, and the Company (in its role as the Surviving Corporation) agree that, from time to time after the Closing, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intent of this Agreement. Ebank absolutely and irrevocably appoints Caroline Harless, as its true and lawful agent and attorney-in-fact, with full power of substitution, in the name of Ebank, to execute and do all such assurances, acts and things which Ebank has covenanted and agreed to do under this Agreement but which Ebank failed to execute or do within three days of the Surviving Corporation's or the Purchaser's request therefor, including but not limited to executing, on behalf of Ebank, such transfer or conveyance documents and other agreements that the Surviving Corporation or the Purchasers may deem proper in and for the exercise of any such powers, authorities or discretion. This Power of Attorney grants to Ms. Harless, as agent for the Purchasers, all powers granted to agents and attorneys-in-fact generally under applicable law.

Ebank hereby ratifies and confirms and agrees to ratify and confirm whatever lawful acts Ms. Harless shall do in the exercise of the power of attorney granted hereby, which power of attorney shall be deemed to be coupled with an interest, is irrevocable and shall survive the corporate life of Ebank.


                                   ARTICLE 7
                            SURVIVAL; INDEMNIFICATION
                            -------------------------

     Section 7.1. Survival. The parties' respective representations and
                  --------
warranties contained in this Agreement will survive execution and delivery of this Agreement and Closing and shall remain in full force and effect until the running of the applicable statute of limitations; provided, however, that the
                                                  --------  -------
representations and warranties set forth in Section 3.8 shall survive until expiration of any applicable statute of limitations (including any extensions thereof) which will preclude assertion of Tax claims against the Company for matters existing on or prior to the date of this Agreement. Any claim made or notice of a claim given as to any breach or alleged breach of a representation or warranty shall extend the applicable survival period set forth above until such claim has been resolved and satisfied by agreement of the parties or by the entry of a final, non-appealable judgment of a court having jurisdiction over such claim.

     Section 7.2. Indemnification.
                  ---------------

     (a) Indemnification by Ebank.  Subject to the terms of this Article 7,
         ------------------------
Ebank hereby covenants and agrees to indemnify, defend, save, and hold harmless the Surviving Corporation and the Purchasers and their respective officers, directors, employees, agents, affiliates or any of their respective successors, predecessors, assigns or personal representatives (collectively, the "Purchaser Indemnified Parties"), from and against any demands, claims, actions, losses, damages, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, "Indemnifiable Damages"), suffered by the Purchaser Indemnified Parties which arise out of or result from:

         (i) any misrepresentation in or breach of any of the representations, warranties or covenants made by the Company or Ebank in this Agreement;

         (ii) any misrepresentation in a document, certificate or affidavit delivered by or on behalf of the Company or Ebank in connection with this Agreement;

         (iii) the continued existence after the execution of this Agreement of any Lien in violation of this Agreement.

         (iv) any claim alleging misconduct of, by or under the control of the Company or Ebank which is criminal or of a grossly negligent character that is attributable to events occurring prior to the execution of this Agreement.

         (v) any and all Tax liabilities of the Company or Ebank relating to the 2002 taxable year; and

         (vi) any liabilities or obligations of or relating to Ebank or its business other than the business of the Company.

     (b) Indemnification by the Purchasers. Subject to the terms of this Article
         ---------------------------------
7, the Purchasers hereby covenant and agree to indemnify, defend, save, and hold harmless Ebank and its representatives, trustees and permitted assigns (the "Ebank Indemnified Parties") from and against any Indemnifiable Damages suffered by them which arise out of or result from:

         (i) any misrepresentation in or breach of any of the representations, warranties or covenants made by the Purchasers in this Agreement;

         (ii) any misrepresentation in a document, certificate or affidavit delivered by or on behalf of the Purchasers in connection with this Agreement; or

         (iii) any claim alleging misconduct of, by or under the control of the Purchasers which is criminal or of a grossly negligent character that is attributable to events occurring prior to the execution of this Agreement.

     (c) Limitations on Amount. None of Ebank, the Surviving Corporation, or the
         ---------------------
Purchasers will have liability (for indemnification or otherwise) with respect to the matters described in clause 7.2(a) or 7.2(b) or for any other matter unless and until the total of all damages with respect to such matters exceeds $10,000. However, this provision in Section 7.2(c) will not apply to any breach of any of the representations and warranties of the Company, the Purchasers, or Ebank where the party had knowledge at any time prior to the date on which such representation or warranty is made that the representation or warranty was not accurate. Further, the provisions of this Section 7.2(c) will not apply to an intentional breach by any party of any covenant or obligation.

     Section 7.3. Procedure for Third-Party Claims.
                  --------------------------------

     (a) Promptly after obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification shall give written notice of such claim ("Notice of Claim") to the other party within 60 days, but failure to do so will not prejudice any right of recovery to the extent that damage did not arise as a result of such failure to provide timely notice. The Notice of Claim shall set forth a brief description of the facts giving rise to such claim and the amount (or a reasonable estimate) of the liability, loss, damage or expense suffered, or which may be suffered, by the party seeking indemnification, and shall be accompanied by all documentation in the case of a third-party claim against the indemnified party.

     (b) In the case of a third party claim, upon receiving the Notice of Claim, the indemnifying party shall resist, settle or otherwise dispose of such claim in such manner as it shall deem appropriate, including the employment of counsel, and shall be responsible for the payment of all settlements, judgments, costs and expenses, including the reasonable fees and expenses of any counsel retained. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the indemnified party's expense unless:

         (i) the employment has been specifically authorized by the indemnifying party in writing;

         (ii) the indemnifying party has improperly failed to assume the defense and employ counsel; or

         (iii) the named parties to any action (including any impleaded parties) include the Surviving Corporation, Ebank and/or the Purchasers, and the indemnified party has been advised by such counsel that representation of the Surviving Corporation, Ebank and/or the Purchasers by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall have neither the right nor the obligation to assume the defense of such action on behalf of the indemnified party).

     (c) The party seeking indemnification shall comply with the foregoing procedure for each claim arising hereunder, whether or not the amount of such claims exceeds any minimum amount. All Notices of Claim for general contingencies must be delivered within the time frame permitted by Section 7.1. The indemnified party shall cooperate with the indemnifying party in defending any such claim and provide any books, records, information or testimony requested, which is in the hands of or under the control of the indemnified party or obtainable by the indemnified party without unreasonable expense.

     Section 7.4. Records. In connection with any claim for indemnification
                  -------
hereunder, the parties agree to provide reasonable access to the other with respect to any business records related to the indemnification claim.

                                   ARTICLE 8
                              RESTRICTIVE COVENANTS
                              ---------------------

     Section 8.1. Restrictive Covenants. The covenants in this Section are
                  ---------------------
necessary to induce the Purchasers to purchase the Company Common Stock from Ebank and to induce Ebank to sell the Company Common Stock to the Purchasers because of the nature of the relationship that exists between Ebank and its customers and the customers and employees of the Company.

     (a) Covenant not to Solicit Customers. Ebank recognizes and acknowledges
         ---------------------------------
that the Company's customer base was one of the primary assets motivating the Purchasers to purchase the Company from Ebank. Ebank further acknowledges that information regarding these customers and the specific needs of such customers is essential to the success of the Surviving Corporation's business and its continued goodwill and that its customer list is a property interest of the Surviving Corporation, having been developed by it at great effort and expense. Ebank covenants and agrees that for a period of six months after the Closing Date, Ebank shall not, directly or indirectly, alone or in association with or on behalf of any other person or entity, solicit for any service or business offering Services competitive with the Surviving Corporation any person or entity who was a customer of the Company within 60 days prior to the Closing of this Agreement.

     (b) Covenant not to Interfere. The Purchasers covenant and agree that, for
         -------------------------
a period of six months after the Closing Date, they will not, directly or indirectly, alone or in conjunction with or on behalf of any other person or entity, induce any customer of Ebank to discontinue its banking relationship with Ebank.

     (c) Covenant not to Solicit Employees. Each of the Purchasers and the
         ---------------------------------
surviving corporation, on one hand, and Ebank, on the other hand, covenants and agrees that for a period of six months after the Closing Date, it shall not, directly or indirectly, alone or in association with or on behalf of any other person or entity solicit or attempt to solicit or induce any person or persons employed by the other parties, including persons hired subsequent to the date of this Agreement, to leave such employment for employment with another business, or to breach his or her employment agreement with the applicable party.


                                   ARTICLE 9
                                OTHER AGREEMENTS
                                ----------------

     Section 9.1. Effective Date. Notwithstanding the actual date of execution
                  --------------
and delivery of this Agreement, the parties agree that, for all purposes (including legal, tax and accounting), this Agreement shall be deemed dated and effective as of December 31, 2002.

     Section 9.2. Arbitration. The parties hereto shall, in good-faith, attempt
                  -----------
to settle any dispute, controversy, or claim arising out of or relating to this Agreement or any other related Purchase Documents, agreements, certificates, or other writing, or the breach, termination, construction, validity, or enforceability hereof or thereof, for a period of 60 days after notification to all parties of the dispute. If there is no resolution within those 60 days, the dispute shall be settled by binding arbitration held in Atlanta, Georgia in accordance with the rules of the American Arbitration Association in force at the time. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that the Surviving Corporation and/or Ebank shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction to protect its rights in any of its intellectual property rights or documents while such proceeding is pending or in support of any award made pursuant to such arbitration.

     Section 9.3. Non-Disparagement. The parties further warrant and agree that
                  -----------------
each of them shall not disparage the other or its owners, officers, directors, shareholders, employees, agents, or its business, products, policies, practices or services, in any way whatsoever.

     Section 9.4. Rescission of Acquisition Transaction Upon Failure to Obtain
                  ------------------------------------------------------------
Regulatory Approvals. In order to continue its operation as a broker-dealer, the
--------------------
Company must receive regulatory approval (the "Required Approvals") for the change in control of its ownership as contemplated under this Agreement from both the Securities and Exchange Commission and the National Association of Securities Dealers. If the Company has not received the Required Approvals by the 75th day following Closing, then either Ebank or the Purchasers shall have the right to rescind the transactions contemplated by this Agreement (the "Rescission Option"). The party exercising the Rescission Option shall deliver written notice of its election to rescind to all other parties to this Agreement, and within 10 business days after delivery of the written notice, the parties shall close the rescission transactions (the "Rescission Closing"). At the Rescission Closing, (i) the Purchasers shall transfer all Company Common Stock to Ebank, (ii) Ebank shall pay $557,750 in immediately available funds and transfer all Purchase Shares to the Purchasers, (iii) all other agreements entered into between the parties in connection with this Agreement representing continuing financial obligations or liabilities shall be terminated, (iv) the terms of the acquisition agreement (the "Original Acquisition Agreement") entered into in connection with the Original Acquisition shall govern such Rescission Closing, and (v) the parties shall re-execute any ancillary agreements entered into between them in connection with the Original Acquisition. Notwithstanding this provision, the parties hereto shall use commercially reasonable efforts, and will at all times act in good-faith, to obtain the Required Approvals.


                                   ARTICLE 10
                                  MISCELLANEOUS
                                  -------------

     Section 10.1. Integration; Severability. Except for the obligations between
                   -------------------------
the parties set forth in the agreements to be executed at Closing and the obligations of the parties under the Original Acquisition Agreement, this Agreement represents the entire understanding of the Company, Ebank and the Purchasers with respect to the subject matter hereof and there are no other written or oral agreements or understandings between the parties with respect thereto. If for any reason any term, provision or portion thereof of this Agreement is held to be unenforceable, invalid or illegal, such provision or portion thereof shall be deemed modified to the minimum extent necessary to make such provision consistent with the applicable law and the remaining portions and provisions of this Agreement shall continue in full force and effect thereafter.

     Section 10.2. Expenses. All legal, accounting and other costs and expenses
                   --------
incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 10.3. Notices. All notices hereunder shall be sufficiently given
                   -------
for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service, or to the extent receipt is confirmed, facsimile, or other electronic transmission service to the appropriate address or number as follows:

         To the Purchasers:

                  Caroline O. Harless
                  One Buckhead Plaza
                  Suite 1825
                  3060 Peachtree Rd., NW
                  Atlanta, Georgia 30305
                  Facsimile: (404) 364-2109

                  Steven R. Harless
                  One Buckhead Plaza
                  Suite 1825
                  3060 Peachtree Rd., NW
                  Atlanta, Georgia 30305
                  Facsimile: (404) 364-2109

         To the Company:

                  Peachtree Capital Corporation
                  Caroline O. Harless, President
                  One Buckhead Plaza
                  Suite 1825
                  3060 Peachtree Rd., NW
                  Atlanta, Georgia 30305

                  With a copy to:
                  Mark D. Wasserman, Esq.
                  Sutherland Asbill & Brennan LLP
                  999 Peachtree Street, Suite 2300

                  Atlanta, Georgia 30309
                  Facsimile: (404) 853-8806

         To Ebank:

                  Ebank Financial Services, Inc.
                  2410 Paces Ferry Rd.
                  Suite 190
                  Atlanta, Georgia  30339
                  Attn: James L. Box, President
                  Facsimile: (770) 863-9228

                  With a copy to:

                  J. Brennan Ryan, Esq.
                  Nelson Mullins Riley & Scarborough, L.L.P.
                  First Union Plaza - Suite 1400
                  999 Peachtree Street, N.E.
                  Atlanta, Georgia  30309
                  Facsimile:  (404) 817-6113


     Section 10.4. Public Announcements. No party shall make any public
                   --------------------
announcement or other public disclosure regarding this Agreement or its terms without the consent of the other party, except to the extent that such disclosure is required by applicable law. Notwithstanding the foregoing, the parties may communicate with their respective employees, customers, suppliers, creditors, advisors and relevant governmental agencies as may be necessary and appropriate in connection with the implementation and consummation of the terms of this Agreement. This provision will terminate if and when the terms of this Agreement become available to the public.

     Section 10.5. Remedies. Each of the parties acknowledges that money damages
                   --------
would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

     Section 10.6. Opportunity to Obtain Assistance of Counsel. Each party
                   -------------------------------------------
hereto acknowledges that they have had the opportunity to obtain the assistance of counsel in negotiating and preparing the terms of this Agreement; therefore, this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

     Section 10.7. Governing Law and Jurisdiction. This Agreement shall be
                   ------------------------------
interpreted and enforced construed in accordance with the laws of the State of Georgia (excluding conflict of laws principles). The parties consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States District Court for any District of Georgia in any action or judicial proceeding brought to enforce, construe or interpret this Agreement or any other documents or agreements contemplated hereby. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a suit (or non-compulsory counterclaim) brought by any party against the Surviving Corporation or Ebank or any of their affiliates (including the Ebank Indemnified Parties) in a court of any state other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

     Section 10.8. Assignment; Amendments; Binding Agreement. The Purchasers may
                   -----------------------------------------
not assign any of their rights or responsibilities hereunder without the prior written consent of the Surviving Corporation or Ebank; any attempted assignment without such prior written consent of the Surviving Corporation or Ebank shall be null and void. Neither Ebank nor the Surviving Corporation may assign any of its rights or responsibilities hereunder, except to Subsidiaries or other affiliates of Ebank, without the prior written consent of the Purchasers; any attempted assignment without such prior written consent of the Purchasers shall be null and void. No amendment or modification of this Agreement shall be binding unless the same shall be in writing and executed by the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors, representatives, receivers, trustees and permitted assigns.

     Section 10.9. Counterparts; Facsimiles. This Agreement may be executed in
                   ------------------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document.

                            [Signatures on Next Page]

     IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed by each of the parties as of the date first above written.

                                   Ebank Financial Services, Inc.

                                   By:  s/ James L. Box
                                       --------------------------------
                                        Name:  James L. Box
                                        Title:    President and CEO

                                   Peachtree Capital Corporation

                                   By:  s/ Caroline O. Harless
                                       --------------------------------
                                        Name: Caroline O. Harless
                                        Title:   President

                                   Purchasers:

                                    s/Caroline O. Harless
                                   ------------------------------------
                                   Caroline O. Harless

                                    s/Steven R. Harless
                                   ------------------------------------
                                   Steven R. Harless